Exhibit 99.1

Aug. 9, 2010

GenMark Reports Second Quarter Results

Revenues Increase 162% over Prior Year

System Placements Increase by Twelve to Twenty Year-to-Date

Dr. Jon Faiz Kayyem appointed Chief Scientific Officer

Christopher Gleeson appointed Interim CEO

CARLSBAD, Calif.—(BUSINESS WIRE)— GenMark Diagnostics, Inc. (Nasdaq:GNMK) today reported revenues of $651,000 for the quarter ending June 30, 2010, a 162% increase over second quarter 2009. Net loss for the second quarter was $5.1 million, or $0.60 per share, compared to a net loss of $4.3 million and $1.08 per share for the same period last year.

Reagent test revenues of $415,000 were 80% higher than the second quarter of 2009, while instrument revenues were $108,000 versus zero for the comparable prior year period. Total revenues included $100,000 associated with a non recurring partnering contract for clinical trial support. Gross margin loss of $212,000 for the current quarter was a 56% improvement compared to the $484,000 gross margin loss for 2009. Investment in R&D increased $291,000, up 20% over the prior year quarter and investment in commercial activities, primarily related to sales force expansion, was up $462,000 or 62% over the prior year quarter.

Consistent with GenMark’s key strategic initiatives associated with product development, the Board of Directors announced the appointment, effective August 12, 2010, of Dr. Jon Faiz Kayyem, the current President and Chief Executive Officer (CEO), to the newly established position of Chief Scientific Officer (CSO). In this capacity, Dr. Kayyem will oversee all activities associated with menu expansion and platform development. Dr. Kayyem will step down from his position as CEO. Concurrently, Christopher Gleeson, former President and CEO of Ventana Medical Systems and current Chairman of GenMark, has been appointed to the position of CEO, which he plans to fill on an interim basis. GenMark will immediately commence the search process for a new CEO.

“Our first quarter as a Nasdaq listed company saw strong growth, particularly in reagent test revenues. In addition, placements of our XT-8 system exceeded our expectations and we are extremely pleased with the productivity of our new and still growing direct sales force,” commented Christopher Gleeson, Chairman and CEO. Gleeson went on to say, “It has become even clearer to us that relevant menu expansion in an IVD environment, coupled with automated platforms that deliver both high quality and high productivity to our customers, are going to be key drivers of both growth and value, and the appointment of Dr. Kayyem to the CSO role is an integral step in enabling our company to achieve its goals in these areas.”

YEAR TO DATE 2010

Net sales for the six months ended June 30, 2010 were $1.0 million, a 140% increase over the same period in 2009. Reagents test revenues grew 70% year over year while gross margin loss improved significantly from a loss of $1.7 million during 2009 to a loss of $380,000 during the 2010 period. R&D spending increased by 11% and investment in sales force and other commercial activities increased 75%.

INVESTOR CONFERENCE CALL

GenMark will hold a conference call to discuss second quarter 2010 results and the outlook for the full year at 4:30PM EDT today. The conference call and webcast can be accessed live through the company’s website under the Investor Relations section. To listen to the conference call, please dial (877) 312-5847 (US/Canada) or (253) 237-1154 (International) and use the conference ID number “87984618” approximately five minutes prior to the start time.

ABOUT GENMARK

GenMark, a provider of automated, multiplex molecular diagnostic testing systems, detects and measures DNA and RNA targets to diagnose disease and to optimize the treatment of patients and is focused on developing and commercializing its eSensor detection technology. GenMark’s XT-8 System is designed to support a broad range of molecular diagnostic tests with a compact and easy-to-use workstation and self-contained, disposable test cartridges. GenMark has developed four diagnostic tests for use with the XT-8 System, including its Cystic Fibrosis Genotyping Test, Warfarin Sensitivity Test and Thrombophilia Risk Test which have received clearance from the Food and Drug Administration.

SAFE HARBOR STATEMENT

This press release includes forward-looking statements regarding events, trends and business prospects, which may affect our future operating results and financial position. Such statements, including, but not limited to, those regarding continued growth in sales of our diagnostic tests, the expansion of our diagnostic test menu, and the continued development of our technology, are all subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks and uncertainties include, but are not limited to, risks related to our history of operating losses, the need for further financing and our ability to access the necessary additional capital for our business, inherent risk and uncertainty in the protection intellectual property rights, regulatory uncertainties regarding approval or clearance for our products, as well as other risks and uncertainties described under the “Risk Factors” in our public filings with the Securities and Exchange Commission. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made.

Financial Statements

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of June 30, 2010	As of December 31, 2009
Current assets
Cash and cash equivalents	$29,603,649	$16,482,818
Accounts receivable	437,457	169,842
Inventories	330,453	136,967
Other current assets	868,297	992,181

Total current assets	31,239,856	17,781,808
Property and equipment-net	1,779,418	1,381,618
Intangible assets-net of accumulated amortization	101,854	170,051
Other long-term assets	55,355

Total assets	$33,176,483	$19,333,477

Current liabilities
Accounts payable	$915,149	$1,504,905
Accrued compensation	1,277,483	822,388
Other current liabilities	1,439,335	886,032

Total current liabilities	3,631,967	3,213,325

Long-term liabilities
Other non-current liabilities	814,512	795,334

Total liabilities	4,446,479	4,008,659

Stockholders’ equity
Ordinary shares, £0.23 ($0.3634 as of December 31, 2009) par value; -0- and 7,101,928 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	—	2,573,857
Deferred shares, £0.0099 ($0.01709 as of December 31, 2009) par value; -0- and 689,478,300 shares issued and outstanding as of June 30, 2010 and December 31, 2009, respectively		11,780,709
Common stock, $.0001 par value; 100,000,000 authorized; 11,723,512 and -0- issued and outstanding as of June 30, 2010 and December 31, 2009, respectively	1,172
Preferred stock, $0.0001 par value; 5,000,000 authorized, none issued	—
Additional paid-in capital	165,254,942	127,475,450
Accumulated deficit	(136,076,154)	(126,089,889)
Accumulated other comprehensive loss	(449,956)	(415,309)

Total stockholders’ equity	28,730,004	15,324,818

Total liabilities and stockholders’ equity	$33,176,483	$19,333,477

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenue
Product sales	$523,197	231,068	$907,446	$408,979
License and other revenue	127,515	17,500	142,530	27,889

Total revenue	650,712	248,568	1,049,976	436,868
Cost of sales	862,285	732,281	1,429,681	2,106,842

Gross loss	(211,573)	(483,713)	(379,705)	(1,669,974)

Operating expenses
Sales and marketing	1,203,672	741,461	2,261,957	1,295,414
Research and development	1,723,991	1,432,567	3,177,750	2,862,915
General and administrative	2,002,272	1,605,900	4,169,536	3,063,334

Total operating expenses	4,929,935	3,779,928	9,609,243	7,221,663

Loss from operations	(5,141,508)	(4,263,641)	(9,988,948)	(8,891,637)

Other income
Foreign exchange (loss) gain		(7,196)	(1,110)	124,570
Interest income	4,172	3,599	8,826	26,296

Total other income	4,172	(3,597)	7,716	150,866

Loss before income taxes	(5,137,336)	(4,267,238)	(9,981,232)	(8,740,771)
Benefit (provision) for income taxes	—	—	(5,049)	59,089

Net loss	$(5,137,336)	$(4,267,238)	$(9,986,281)	$(8,681,682)

Net loss per share, basic and diluted	$(0.60)	$(1.08)	$(1.28)	$(2.22)
Weighted average number of shares outstanding	8,538,897	3,951,671	7,830,346	3,914,319

Condensed Consolidated statements of comprehensive loss three and six months ended June 30, 2010 and 2009
Net loss	$(5,137,336)	$(4,267,238)	$(9,986,281)	$(8,681,682)
Foreign currency translation adjustment	—	(315,934)	(34,647)	(530,673)

Comprehensive loss	$(5,137,336)	$(4,583,172)	$(10,020,928)	$(9,212,355)

GENMARK DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended June 30,
	2010	2009
Cash flows from operating activities:
Net loss	$(9,986,281)	$(8,681,682)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	468,398	717,640
Loss from disposal of property and equipment	—	(10,000)
Impairment losses	—	549,148
Share-based compensation	812,302	95,957
Changes in operating assets and liabilities:
Trade accounts receivable	(267,615)	(2,102)
Inventories	(127,679)	102,125
Other current assets	(224,720)	951,118
Accounts payable	(802,141)	(766,314)
Accrued compensation	455,095	(67,317)
Accrued and other liabilities	563,488	(538,400)

Net cash used in operating activities	(9,109,154)	(7,649,827)

Investing activities:
Proceeds from the sale of property and equipment and intangible assets		10,000
Purchases of property and equipment	(574,828)	(446,511)

Net cash used in investing activities	(574,828)	(436,511)

Financing activities:
Proceeds from issuance of ordinary shares and common stock, net of offering expenses	27,600,000	8,462,976
Costs incurred in conjunction with initial public offering	(4,752,986)
Proceeds from stock option exercises	4,734	—

Net cash provided by financing activities	22,851,748	8,462,976

Net increase in cash and cash equivalents	13,167,766	376,638
Cash and cash equivalents at beginning of period	16,482,818	8,822,458
Effect of foreign exchange rate changes	(46,935)	(377,306)

Cash and cash equivalents at end of period	$29,603,649	$8,821,790

Supplemental cash flow disclosures:
Cash received (paid) for income taxes	$(5,049)	$202,155
Cash received for interest	$8,826	$26,296

Noncash investing and financing activities:
Reclassification of deposits on systems in other current assets, and inventory to property and equipment in 2010 and 2009, respectively	288,962	256,909
IPO Costs incurred but not paid	237,953
Transfer of systems from property and equipment into inventory	65,806

Please refer to the Company’s SEC filings for more information.

Contacts

GenMark Diagnostics, Inc

Steven Kemper

Chief Financial Officer and Treasurer

760-448-4303

Source: GenMark Diagnostics, Inc